UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of Earliest Event Reported) April 7, 2006

                         CROSS COUNTRY HEALTHCARE, INC.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                        0-33169            13-4066229
(State or Other Jurisdiction            (Commission         (I.R.S. Employer
       of Incorporation)                File Number)        Identification No.)


            6551 PARK OF COMMERCE BLVD., N.W., BOCA RATON, FL  33487
              (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code (561) 998-2232

                                 NOT APPLICABLE
         (Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12
under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPORTIONMENT OF PRINCIPAL OFFICERS.

(b) M. Fazle Husain and Joseph Swedish have each advised the Company that due to the time demands of their principal employment, they did not desire to stand for re-election as directors at the Company' s Annual Meeting of Stockholders. Mr. Husain and Mr. Swedish will both continue to be directors until the Annual Meeting of Stockholders. Neither Mr. Husain nor Mr. Swedish has had any disagreements with management of the Company. It is anticipated that immediately following the Annual Meeting of Stockholders the Company's Board of Directors will appoint C. Taylor Cole Jr. to the vacancy on the Company's Audit Committee created by Mr. Swedish's departure. The Company's Nominating Committee has commenced seeking replacements for Messrs. Husain and Swedish.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        CROSS COUNTRY HEALTHCARE, INC.

                                        BY:     /s/ Emil Hensel
                                                -------------------------
                                                Name: Emil Hensel
                                                Title: Chief Financial Officer

Date:  April 10, 2006